 MORGAN STANLEY VAIRABLE INVESTMENT SERIES - HIGH YIELD PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2008 - DECEMBER 31, 2008

                                                                          AMOUNT OF     % OF       % OF
                                            OFFERING       TOTAL            SHARES     OFFERING    FUNDS
   SECURITY      PURCHASE/    SIZE OF       PRICE OF     AMOUNT OF        PURCHASED   PURCHASED     TOTAL                  PURCHASED
   PURCHASED     TRADE DATE   OFFERING       SHARES      OFFERING          BY FUND     BY FUND     ASSETS     BROKERS         FROM
---------------- ----------- ----------- ----------- ------------------- ------------ ---------- ---------- ------------- ----------

                                                                                                    Greenwich

  XM Satellite     07/24/08       -        $89.930     $778,500,000.00       80,000      0.01%      0.19%     JPMorgan,    JPMorgan
 Radio Holdings                                                                                                 Morgan    Securities
Inc. Note 13.000%                                                                                              Stanley,
 due 07/15/2018                                                                                                  UBS
                                                                                                              Investment
                                                                                                                 Bank